EXHIBIT 99.1

PRESS RELEASE

Nile Therapeutics, Inc. To Raise $2.5 Million in Private Placement

SAN MATEO, CA, June 21, 2011 — Nile Therapeutics, Inc. (OTCQB: NLTX), a biopharmaceutical company that develops novel therapeutics for heart failure patients, today announced that it has entered into a definitive agreement to sell securities of the company in a private placement transaction, which will result in gross proceeds of $2.5 million. The investment was led by Stonepine Capital, LP, and included participation from existing investors. Riverbank Capital Securities, Inc., a FINRA member broker-dealer, acted as the exclusive placement agent for the transaction.

Under the terms of a securities purchase agreement, Nile will sell an aggregate of 5 million shares of its common stock and five-year warrants to purchase up 2.5 million additional shares of its common stock. The warrants will have an exercise price equal to $0.60 per share. The warrants are redeemable by the Company, at a redemption price of $0.001 per warrant share, upon 30 days notice, if at any time, the volume weighted average price of the common stock for any 20 consecutive business days is equal to or greater than 250% of the exercise price of the warrants.  The private placement is expected to close on or prior to June 24, 2011, subject to customary closing conditions.

"We are pleased to have the support of a new, quality investor like Stonepine," said Joshua Kazam, Chief Executive Officer of Nile. "We believe these funds will enable us to operate well into 2012, beyond the full analysis of our ongoing Phase I trial of cenderitide. The trial is enrolling ahead of schedule and we look forward to providing an update on our timelines soon as we continue to explore options to enhance shareholder value."

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. Nile has agreed to file a registration statement covering the resale of the shares issued in the private placement, including the shares issuable upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nile Therapeutics

Nile Therapeutics, Inc. is a biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, cenderitide, a novel rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a novel rationally designed natriuretic peptide. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the expected closing of the private placement, that the proceeds from the private placement will be sufficient to complete Nile’s ongoing Phase I trial of cenderitide, the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, expected patient enrollment, anticipated benefits of cenderitide, Nile's strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile's need to raise additional capital to fund its product development programs to completion, Nile's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 14, 2011. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.